SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

September 9, 2004
Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23644	95-2848406
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

380 Madison Avenue
New York, New York 10017
(Address of principal executive offices)

(212) 588-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17. CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17. CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17. CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17. CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 9, 2004, Robert J. Russel, Chief Executive Officer of Investment Technology Group, Inc, left the company by mutual agreement to pursue other interests.  Mr. Russel will remain available to the company as a consultant through the end of 2004.

Also on September 9, 2004, Investment Technology Group, Inc. announced that Raymond L. Killian, Jr., has been named President and Chief Executive Officer, effective immediately, to succeed Mr. Russel.  Mr. Killian, 67, has been the Chairman of the board of directors since January 1997 and a director since March 1994. Mr. Killian served as the President and Chief Executive Officer from March 1994 through January 1997 and again from September 1998 through June 2002.

In connection with Mr. Killian’s previous retirement as Chief Executive Officer of the company in July 2002, the company entered into an employment agreement with Mr. Killian for the period of January 1, 2003 through December 31, 2006. Under the terms of the agreement, Mr. Killian acted as an advisor to the company and to the Chief Executive Officer and devoted approximately one week per month to those duties.  Mr. Killian was paid $600,000 per annum and was entitled to the same benefits generally made available to senior executives of the company.  In addition, the agreement provides that Mr. Killian and his spouse will be entitled to medical benefits substantially similar to those made available to senior executives of ITG for the remainder of their lives.  This provision survives any termination of employment under the agreement.  The agreement was terminated in connection with Mr. Killian’s appointment as President and Chief Executive Officer.  A new compensation arrangement for Mr. Killian will be determined by the board of directors. The company will file an amended Form 8-K under Item 5.02 containing a brief description of the material terms of any such employment arrangement, as required.  An apartment in New York City has been leased for Mr. Killian by the company at a cost of $10,000 per month.

Mr. Killian’s son, Michael G. Killian, is a sales trader in our Boston regional office.  Michael Killian’s target annual compensation is $122,500.

In May 2004, the Company retained Mr. Killian’s son, Steven Killian, as an independent consultant on a temporary basis.  To date, Steven Killian has been paid $29,188 for such services. We anticipate Steven Killian’s compensation under this consulting arrangement will exceed $60,000 for year 2004.

Item 9.01 — Financial Statements and Exhibits.

(c)                Exhibits.

Exhibit Number	Description

99.1	Press Release of Investment Technology Group, Inc., dated September 9, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.
(Registrant)

Date: September 15, 2004	By:	/s/ Howard C. Naphtali
Howard C. Naphtali
Chief Financial Officer and
Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Investment Technology Group, Inc., dated September 9, 2004.